                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 8, 1999


                              At Home Corporation
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    Delaware
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


 000-22697                                                       77-0408542
------------                                                --------------------
(COMMISSION                                                    (IRS EMPLOYER
FILE NUMBER)                                                 IDENTIFICATION NO.)


                  425 Broadway, Redwood City, California 94063
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (650) 569-5000
          -------------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 Not Applicable
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5. OTHER EVENTS

     Depending on their subscriber penetration rates, as of June 4, 1999 and as of each anniversary of that date, Cox Communications, Inc. or Comcast Corporation has the right to terminate the exclusivity provisions of @Home's principal cable partners if AT&T and its affiliates do not meet certain @Home subscriber penetration levels. On June 4, 1999, @Home expects that Cox will have this right, but Cox has agreed to waive it in 1999 so long as certain governance changes are approved by @Home's board and stockholders and are approved prior to July 22, 1999. @Home plans to submit the proposed changes to the board for approval at @Home's next board meeting later this month and to its stockholders at @Home's 1999 Annual Meeting of Stockholders. Upon board approval, including approval by the board designees of AT&T, Comcast and Cox, @Home's stockholders agreement will require AT&T, Comcast and Cox to vote their shares in favor of the changes. These governance changes will generally require board action to be approved by a majority of @Home's board, which majority includes the board representatives of AT&T and either Cox or Comcast. In addition, as further consideration for Cox's waiver of its right to terminate exclusivity as of June 4, 1999, AT&T has agreed to increase its subscriber acquisition goal for the next twelve months above its current goal for that period.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             AT HOME CORPORATION


Date: April 8, 1999                          By: /s/ David G. Pine
                                                -------------------------
                                                David G. Pine,
                                                Vice President and
                                                General Counsel